EXHIBIT 99.1

***FOR IMMEDIATE RELEASE***

For: ZIONS BANCORPORATION	Contact: James Abbott
One South Main, 15th Floor	Tel: (801) 844-7637
Salt Lake City, Utah	October 20, 2014
Harris H. Simmons
Chairman/Chief Executive Officer

ZIONS BANCORPORATION REPORTS EARNINGS OF $0.40
PER DILUTED COMMON SHARE FOR THIRD QUARTER 2014

SALT LAKE CITY, October 20, 2014 – Zions Bancorporation (NASDAQ: ZION) (“Zions” or “the Company”) today reported third quarter net earnings applicable to common shareholders of $79.1 million, or $0.40 per diluted common share, compared to $104.5 million, or $0.56 per diluted share for the second quarter of 2014, and $209.7 million, or $1.12 per diluted share for the third quarter of 2013. Earnings per share this quarter were adversely impacted by debt extinguishment costs ($0.14 per share) and net losses on sales of securities ($0.06 per share), offset by reserve releases ($0.22 per share). In comparison, earnings per share benefited from reserve releases ($0.16 per share) in the second quarter of 2014, and from the redemption of Series C preferred stock ($0.68 per share) in the third quarter of 2013.

During the third quarter of 2014, the Company undertook considerable actions to reduce risk and enhance capital levels, both on an as-reported basis and under hypothetical stress test scenarios. Actions included:

•	Issuance of $525 million of common stock

•	Reduction of $835 million par amount of long-term debt through tender offers, early calls, and maturities

•	Reduction of $447 million in construction and land development loans through conversions to term, syndications, and increased participations

•	Sales of $174 million and paydowns of $32 million of collateralized debt obligations (“CDOs”)

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ZIONS BANCORPORATION
Press Release – Page 2
October 20, 2014

Third Quarter 2014 Highlights

•
Credit quality continued to improve as nonperforming lending-related assets declined 12% linked quarter and classified loans declined 7% linked quarter. These and other improvements in credit quality metrics contributed to negative provisions of $55 million for loans and $16 million for unfunded lending commitments.

•	Net interest income of $417 million this quarter was essentially unchanged from the prior quarter.

•	The estimated Tier 1 common equity ratio increased to 11.88% at September 30, 2014 from 10.45% at June 30, 2014, resulting primarily from the capital and risk management actions previously discussed.

“We accomplished a number of actions this quarter designed to significantly improve the capital and risk profile of the Company, and Zions now has one of the strongest capital ratios of all the large U.S. banks.  Additionally, by materially reducing expensive and unneeded debt, we improved future pretax earnings by more than $50 million annually,” said Harris H. Simmons, chairman and chief executive officer.  “At the same time, we are pleased that the underlying performance of our franchise continued to strengthen – the credit quality metrics remain among the best of the large U.S. banks.  Finally, although operating expenses increased moderately, we remain sanguine with the progress of overhauling our core operating and accounting systems, and the ultimate efficiencies that should result from such efforts.”

Loans
Net loans and leases held for investment increased $110 million, or 0.3%, to $39.7 billion at September 30, 2014 from $39.6 billion at June 30, 2014. Increases of $691 million primarily included (1) $326 million in 1-4 family residential loans, which included a purchase of $249 million of high quality jumbo ARMs in our Western states footprint from another bank and (2) $197 million in term commercial real estate loans. The increases were partially offset by $581 million of decreases, which included managed reductions of $447 million in construction and land development loans that included conversions to term, syndications, and participations for portfolio concentration risk management purposes.

Average loans and leases of $39.6 billion during the third quarter of 2014 were essentially unchanged from the second quarter. Unfunded lending commitments were $17.2 billion at September 30, 2014, compared to $17.5 billion at June 30, 2014.

Deposits
Total deposits increased $595 million to $46.3 billion at September 30, 2014, compared to $45.7 billion at June 30, 2014, primarily due to increases in commercial account balances. Average total deposits for the third quarter of 2014 increased $832 million, or 2%, to $46.3 billion, compared to $45.5 billion for the second quarter of 2014. The ratio of average loans to average deposits was 85.5% for the third quarter of 2014, compared to 87.0% for the second quarter of 2014.

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ZIONS BANCORPORATION
Press Release – Page 3
October 20, 2014

Debt and Shareholders’ Equity
On September 29, 2014, through tender offers, the Company completed the purchase of $500 million par amount, or 56%, of its 4.0% and 4.5% senior notes maturing in June 2016, March 2017, and June 2023. Debt extinguishment costs of approximately $44 million included $34 million of early tender premiums. During the third quarter of 2014, approximately $335 million of other senior and subordinated notes matured or were redeemed under an early call provision. As a result of these debt redemptions, the total amount of long-term debt outstanding declined to $1.1 billion at September 30, 2014 from $1.9 billion at June 30, 2014 and $2.3 billion at September 30, 2013.

On July 28, 2014, the Company issued $525 million of common stock, which was $125 million more than the Company proposed in its 2014 resubmitted Capital Plan. The issuance consisted of approximately 17.6 million shares at a price of $29.80 per share and, after issuance costs, added a net amount of approximately $516 million to Tier 1 common capital.

Tangible book value per common share improved by approximately 3% compared to the prior quarter, increasing to $26.00 from $25.13. Compared to the year-ago period, tangible book value per common share improved by approximately 12%.

The estimated Tier 1 common equity ratio was 11.88% at September 30, 2014, compared to 10.45% at June 30, 2014.

Investment Securities
During the third quarter, the Company sold approximately $239 million par amount of CDO securities ($174 million amortized cost), resulting in realized losses of $19 million. Continued improvement in market prices resulted in securities being sold at amounts generally exceeding their fair values at June 30, 2014, and in some cases, exceeding the Company’s amortized cost. Gains on paydowns of CDO securities were approximately $5 million during the third quarter, essentially the same amount as the second quarter. The Company did not record any other-than-temporary impairment (“OTTI”) on its investment securities in the third or second quarters of 2014.

Net Interest Income
Net interest income of $417 million for the third quarter of 2014 was essentially unchanged from the second quarter of 2014. Declines in interest and fees on loans were offset by lower interest expense on long-term debt. The net interest margin decreased to 3.20% in the third quarter of 2014, compared to 3.29% in the second quarter of 2014. The net interest margin was negatively affected by higher average cash balances of approximately $1 billion held

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ZIONS BANCORPORATION
Press Release – Page 4
October 20, 2014

until the large repayments of debt late in the quarter, and by lower gross income of approximately $5 million on FDIC-supported/PCI loans, which continues to decline due to the runoff of the portfolio.

Noninterest Income
Noninterest income for the third quarter of 2014 was $116 million, compared to $125 million for the second quarter of 2014. The decrease was due primarily to $19 million of net losses on sales of CDO securities, as previously discussed, which did not occur in the prior quarter. Other changes included an increase of $3 million in dividends and other investment income, primarily from the Company’s investment in Farmer Mac and from proceeds on BOLI policies. Service charges and fees on deposit accounts, and other service charges, commissions and fees increased by approximately $6 million during the third quarter compared to the prior quarter.

Noninterest Expense
Noninterest expense for the third quarter of 2014 was $439 million compared to $406 million for the second quarter of 2014. The most significant change was a $44 million expense in the third quarter associated with debt extinguishment, as previously discussed, which did not occur in the prior quarter. Additionally, the provision for unfunded lending commitments declined to a negative $16 million in the third quarter from $7 million in the prior quarter, attributable to improved credit quality metrics, as discussed later. The Company also incurred $8 million of incremental expenses in the third quarter associated with the technology projects to replace the Company’s core loan, deposit, and accounting systems, which costs are included primarily in salary and employee benefits and professional and legal services.

Salaries and employee benefits increased to $246 million from $239 million in the prior quarter. Severance costs included in salaries and employee benefits were $5 million in the third quarter, up from $1 million in the prior quarter. The increased severance costs were attributable to identified staff reductions planned for the second half of 2015 to streamline loan operations as part of the technology replacement project.

Professional and legal services increased by $4 million in the third quarter compared to the prior quarter, also due to the technology replacement project.

Asset Quality
Credit quality continued to improve as nonperforming lending-related assets declined 12% to $335 million at September 30, 2014 from $379 million at June 30, 2014. Classified loans were $1.1 billion at September 30, 2014, compared to $1.2 billion at June 30, 2014. The ratio of nonperforming lending-related assets to loans and leases and other real estate owned decreased to 0.84% at September 30, 2014, compared to 0.95% at June 30, 2014.

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ZIONS BANCORPORATION
Press Release – Page 5
October 20, 2014

Net loan and lease charge-offs were $11 million in the third quarter of 2014, compared to $6 million in the second quarter of 2014. Recoveries were $15 million in the third quarter, compared to $17 million in the second quarter. Gross loan and lease charge-offs were $26 million in the third quarter, compared to $23 million in the second quarter.

The provision for credit losses consists of the provision for loan losses (negative $55 million in the third quarter) plus the provision for unfunded lending commitments (negative $16 million in the third quarter). The negative provision for loan losses in the third quarter is consistent with the amount in the second quarter. Both negative provisions this quarter reflect the continued improvement in portfolio-specific credit quality metrics, sustained improvement in broader economic and credit quality indicators, and the portfolio concentration actions described previously. The allowance for credit losses was $690 million, or 1.74%, of loans and leases at September 30, 2014, compared to $771 million, or 1.95%, of loans and leases at June 30, 2014.

Conference Call
Zions will host a conference call to discuss these third quarter results at 5:30 p.m. ET this afternoon (October 20, 2014). Media representatives, analysts and the public are invited to listen to this discussion by calling 253-237-1247 (domestic and international) and entering the passcode 6233688, or via on-demand webcast. A link to the webcast will be available on the Zions Bancorporation website at www.zionsbancorporation.com. The webcast of the conference call will also be archived and available for 30 days.

About Zions Bancorporation
Zions Bancorporation is one of the nation’s premier financial services companies, consisting of a collection of great banks in select Western markets. Zions operates its banking businesses under local management teams and community identities in 11 Western and Southwestern states: Arizona, California, Colorado, Idaho, Nevada, New Mexico, Oregon, Texas, Utah, Washington, and Wyoming. The Company is a national leader in Small Business Administration lending and public finance advisory services, and received 12 “Excellence” awards by Greenwich Associates for the 2013 survey. In addition, Zions is included in the S&P 500 and NASDAQ Financial 100 indices. Investor information and links to subsidiary banks can be accessed at www.zionsbancorporation.com.

Forward-Looking Information
Statements in this press release that are based on other than historical data or that express the Company’s expectations regarding future events or determinations are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations or forecasts of future events or determinations. These forward-looking statements are not guarantees of future performance or determinations, nor should they be relied upon as representing management’s views as of any subsequent date.

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ZIONS BANCORPORATION
Press Release – Page 6
October 20, 2014

Forward-looking statements involve significant risks and uncertainties, and actual results may differ materially from those presented, either expressed or implied, in this press release. Factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s Internet site (http://www.sec.gov).

Except as required by law, the Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

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ZIONS BANCORPORATION
Press Release – Page 7
October 20, 2014

FINANCIAL HIGHLIGHTS
(Unaudited)

	Three Months Ended
(In thousands, except share, per share, and ratio data)	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
PER COMMON SHARE
Dividends	$0.04	$0.04	$0.04	$0.04	$0.04
Book value per common share [1]	31.14	30.77	30.19	29.57	28.87
Tangible book value per common share [1]	26.00	25.13	24.53	23.88	23.16

SELECTED RATIOS
Return on average assets	0.68%	0.87%	0.74%	(0.30)%	0.80%
Return on average common equity	5.05%	7.30%	5.52%	(4.51)%	16.03%
Tangible return on average tangible common equity	6.19%	9.07%	6.96%	(5.45)%	20.34%
Net interest margin	3.20%	3.29%	3.31%	3.33%	3.22%

Capital Ratios
Tangible common equity ratio [1]	9.70%	8.60%	8.24%	8.02%	7.90%
Tangible equity ratio [1]	11.54%	10.46%	10.06%	9.85%	9.75%
Average equity to average assets	12.87%	12.26%	11.90%	11.20%	12.39%

Risk-Based Capital Ratios [1,2]
Tier 1 common equity	11.88%	10.45%	10.56%	10.18%	10.47%
Tier 1 leverage	11.87%	11.00%	10.71%	10.48%	10.63%
Tier 1 risk-based capital	14.45%	13.00%	13.19%	12.77%	13.10%
Total risk-based capital	16.31%	14.90%	15.11%	14.67%	14.82%

Taxable-equivalent net interest income	$420,850	$420,202	$420,305	$435,714	$419,236

Weighted average common and common-equivalent shares outstanding	197,271,076	185,286,329	185,122,844	184,208,544	184,742,414
Common shares outstanding [1]	202,898,491	185,112,965	184,895,182	184,677,696	184,600,005

1 At period end.
2 Ratios for September 30, 2014 are estimates.

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ZIONS BANCORPORATION
Press Release – Page 8
October 20, 2014

CONSOLIDATED BALANCE SHEETS

(In thousands, except shares)	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
ASSETS
Cash and due from banks	$588,691	$1,384,131	$1,341,319	$1,175,083	$1,365,082
Money market investments:
Interest-bearing deposits	7,464,865	6,386,353	8,157,837	8,175,048	8,180,639
Federal funds sold and security resell agreements	355,844	478,535	379,947	282,248	209,070
Investment securities:
Held-to-maturity, at adjusted cost (approximate fair value $642,529, $643,926, $635,379, $609,547, and $727,908)	609,758	615,104	606,279	588,981	777,849
Available-for-sale, at fair value	3,563,408	3,462,809	3,423,205	3,701,886	3,333,889
Trading account, at fair value	55,419	56,572	56,172	34,559	38,278
	4,228,585	4,134,485	4,085,656	4,325,426	4,150,016

Loans held for sale	109,139	164,374	126,344	171,328	114,810

Loans and leases, net of unearned income and fees	39,739,795	39,630,363	39,198,136	39,043,365	38,272,730
Less allowance for loan losses	610,277	675,907	736,953	746,291	797,523
Loans, net of allowance	39,129,518	38,954,456	38,461,183	38,297,074	37,475,207

Other noninterest-bearing investments	855,743	854,978	848,775	855,642	851,349
Premises and equipment, net	811,127	803,214	785,519	726,372	720,365
Goodwill	1,014,129	1,014,129	1,014,129	1,014,129	1,014,129
Core deposit and other intangibles	28,160	30,826	33,562	36,444	39,667
Other real estate owned	27,418	27,725	39,248	46,105	66,381
Other assets	845,651	878,069	807,325	926,228	1,001,597
	$55,458,870	$55,111,275	$56,080,844	$56,031,127	$55,188,312

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$19,770,405	$19,609,990	$19,257,889	$18,758,753	$18,566,137
Interest-bearing:
Savings and money market	23,742,911	23,308,114	23,097,351	23,029,928	22,806,132
Time	2,441,756	2,500,303	2,528,735	2,593,038	2,689,688
Foreign	310,264	252,207	1,648,111	1,980,161	1,607,409
	46,265,336	45,670,614	46,532,086	46,361,880	45,669,366

Federal funds and other short-term borrowings	191,798	258,401	279,837	340,348	273,774
Long-term debt	1,113,677	1,933,136	2,158,701	2,273,575	2,304,301
Reserve for unfunded lending commitments	79,377	95,472	88,693	89,705	84,147
Other liabilities	486,523	453,562	435,311	501,056	523,915
Total liabilities	48,136,711	48,411,185	49,494,628	49,566,564	48,855,503

Shareholders’ equity:
Preferred stock, without par value, authorized 4,400,000 shares	1,004,006	1,004,006	1,003,970	1,003,970	1,003,970
Common stock, without par value; authorized 350,000,000 shares; issued and outstanding 202,898,491, 185,112,965, 184,895,182, 184,677,696, and 184,600,005 shares	4,717,295	4,192,136	4,185,513	4,179,024	4,172,887
Retained earnings	1,711,785	1,640,785	1,542,195	1,473,670	1,540,455
Accumulated other comprehensive income (loss)	(110,927)	(136,837)	(145,462)	(192,101)	(384,503)
Total shareholders’ equity	7,322,159	6,700,090	6,586,216	6,464,563	6,332,809
	$55,458,870	$55,111,275	$56,080,844	$56,031,127	$55,188,312

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ZIONS BANCORPORATION
Press Release – Page 9
October 20, 2014

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended
(In thousands, except per share amounts)	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
Interest income:
Interest and fees on loans	$430,415	$433,801	$434,344	$458,493	$442,366
Interest on money market investments	5,483	4,888	5,130	5,985	6,175
Interest on securities	24,377	24,502	28,094	25,539	24,866
Total interest income	460,275	463,191	467,568	490,017	473,407

Interest expense:
Interest on deposits	12,313	12,096	12,779	13,622	14,506
Interest on short- and long-term borrowings	31,144	34,812	38,324	44,360	43,380
Total interest expense	43,457	46,908	51,103	57,982	57,886

Net interest income	416,818	416,283	416,465	432,035	415,521
Provision for loan losses	(54,643)	(54,416)	(610)	(30,538)	(5,573)
Net interest income after provision for loan losses	471,461	470,699	417,075	462,573	421,094

Noninterest income:
Service charges and fees on deposit accounts	44,941	42,873	42,594	43,729	44,701
Other service charges, commissions and fees	51,005	47,513	43,519	46,877	45,977
Wealth management income	7,438	7,980	7,077	8,067	7,120
Capital markets and foreign exchange	5,361	5,842	5,000	6,516	7,309
Dividends and other investment income	11,324	7,995	7,864	9,898	12,101
Loan sales and servicing income	6,793	6,335	6,474	5,155	8,464
Fair value and nonhedge derivative income (loss)	44	(1,934)	(8,539)	(5,347)	(4,403)
Equity securities gains, net	440	2,513	912	314	3,165
Fixed income securities gains (losses), net	(13,901)	5,026	30,914	(6,624)	1,580
Impairment losses on investment securities:
Impairment losses on investment securities	—	—	(27)	(141,733)	(10,470)
Noncredit-related losses on securities not expected to be sold (recognized in other comprehensive income)	—	—	—	—	1,403
Net impairment losses on investment securities	—	—	(27)	(141,733)	(9,067)
Other	2,627	707	2,531	1,998	5,243
Total noninterest income (loss)	116,072	124,850	138,319	(31,150)	122,190

Noninterest expense:
Salaries and employee benefits	245,520	238,764	233,406	226,616	229,185
Occupancy, net	28,495	28,939	28,305	28,733	28,230
Furniture, equipment and software	28,524	27,986	27,944	27,450	26,560
Other real estate expense	875	(266)	1,607	(1,024)	(831)
Credit-related expense	6,475	7,139	6,906	6,509	7,265
Provision for unfunded lending commitments	(16,095)	6,779	(1,012)	5,558	(19,935)
Professional and legal services	16,588	12,171	10,995	23,886	16,462
Advertising	6,094	6,803	6,398	5,571	6,091
FDIC premiums	8,204	8,017	7,922	8,789	9,395
Amortization of core deposit and other intangibles	2,665	2,736	2,882	3,224	3,570
Debt extinguishment cost	44,422	—	—	79,910	—
Other	66,769	66,959	72,710	79,528	64,671
Total noninterest expense	438,536	406,027	398,063	494,750	370,663

Income (loss) before income taxes	148,997	189,522	157,331	(63,327)	172,621
Income taxes (benefit)	53,109	69,972	56,121	(21,855)	61,107
Net income (loss)	95,888	119,550	101,210	(41,472)	111,514
Preferred stock dividends	(16,761)	(15,060)	(25,020)	(17,965)	(27,507)
Preferred stock redemption	—	—	—	—	125,700
Net earnings (loss) applicable to common shareholders	$79,127	$104,490	$76,190	$(59,437)	$209,707

Weighted average common shares outstanding during the period:
Basic shares	196,687	184,668	184,440	184,209	184,112
Diluted shares	197,271	185,286	185,123	184,209	184,742

Net earnings (loss) per common share:
Basic	$0.40	$0.56	$0.41	$(0.32)	$1.13
Diluted	0.40	0.56	0.41	(0.32)	1.12

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ZIONS BANCORPORATION
Press Release – Page 10
October 20, 2014

Loan Balances Held for Investment by Portfolio Type
(Unaudited)

(In millions)	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
Commercial:
Commercial and industrial	$12,897	$12,805	$12,512	$12,481	$11,904
Leasing	405	415	389	388	375
Owner occupied	7,334	7,387	7,348	7,437	7,379
Municipal	518	522	482	449	449
Total commercial	21,154	21,129	20,731	20,755	20,107

Commercial real estate:
Construction and land development	1,893	2,340	2,264	2,183	2,240
Term	8,166	7,969	8,080	8,006	7,929
Total commercial real estate	10,059	10,309	10,344	10,189	10,169

Consumer:
Home equity credit line	2,255	2,204	2,165	2,133	2,124
1-4 family residential	5,153	4,827	4,796	4,737	4,637
Construction and other consumer real estate	350	338	330	325	321
Bankcard and other revolving plans	389	376	361	356	332
Other	190	196	186	198	208
Total consumer	8,337	7,941	7,838	7,749	7,622

FDIC-supported/PCI loans [1]	190	251	285	350	375
Total loans	$39,740	$39,630	$39,198	$39,043	$38,273
1 FDIC-supported loans represent loans acquired from the FDIC subject to loss sharing agreements.

FDIC-Supported/PCI Loans – Effect of Higher Accretion
and Impact on FDIC Indemnification Asset
(Unaudited)

	Three Months Ended
(In thousands)	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
Balance sheet:

Change in assets from reestimation of cash flows – increase (decrease):
FDIC-supported/PCI loans	$7,696	$11,701	$18,453	$28,502	$15,018
FDIC indemnification asset	(5,935)	(9,314)	(15,972)	(19,934)	(12,965)

Balance at end of period:
FDIC-supported/PCI loans (included in loans and leases)	190,441	250,568	285,313	350,271	374,861
FDIC indemnification asset (included in other assets)	759	5,777	13,184	26,411	41,771

	Three Months Ended
(In thousands)	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
Statement of income:

Interest income:
Interest and fees on loans	$7,696	$11,701	$18,453	$28,502	$15,018

Noninterest expense:
Other noninterest expense	5,935	9,314	15,972	19,934	12,965
Net increase in pretax income	$1,761	$2,387	$2,481	$8,568	$2,053

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ZIONS BANCORPORATION
Press Release – Page 11
October 20, 2014

Nonperforming Lending-Related Assets
(Unaudited)

(Amounts in thousands)	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013

Nonaccrual loans	$306,716	$349,415	$397,549	$402,219	$466,795
Other real estate owned	24,762	26,498	37,841	42,817	58,295
Nonperforming lending-related assets, excluding FDIC-supported/PCI assets	331,478	375,913	435,390	445,036	525,090

FDIC-supported/PCI nonaccrual loans	514	2,032	4,117	4,394	4,744
FDIC-supported/PCI other real estate owned	2,656	1,227	1,407	3,288	8,086
FDIC-supported/PCI nonperforming lending-related assets	3,170	3,259	5,524	7,682	12,830
Total nonperforming lending-related assets	$334,648	$379,172	$440,914	$452,718	$537,920

Ratio of nonperforming lending-related assets to loans [1] and leases and other real estate owned	0.84%	0.95%	1.12%	1.15%	1.40%

Accruing loans past due 90 days or more, excluding FDIC-supported/PCI loans	$10,330	$13,728	$6,661	$9,957	$9,398
Accruing FDIC-supported/PCI loans past due 90 days or more	20,425	33,041	31,529	30,391	22,450
Ratio of accruing loans past due 90 days or more to loans [1] and leases	0.08%	0.12%	0.10%	0.10%	0.08%

Nonaccrual loans and accruing loans past due 90 days or more	$337,985	$398,216	$439,856	$446,961	$503,387
Ratio of nonaccrual loans and accruing loans past due 90 days or more to loans [1] and leases	0.85%	1.00%	1.12%	1.14%	1.31%

Accruing loans past due 30 - 89 days, excluding FDIC-supported/PCI loans	$85,288	$100,851	$110,566	$104,760	$85,128
Accruing FDIC-supported/PCI loans past due 30 - 89 days	3,793	7,232	3,839	11,752	10,983

Restructured loans included in nonaccrual loans	109,673	103,157	130,534	136,135	166,573
Restructured loans on accrual	264,994	320,206	318,886	345,299	384,793

Classified loans, excluding FDIC-supported/PCI loans	1,135,826	1,225,993	1,295,976	1,240,148	1,432,806

1 Includes loans held for sale.

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ZIONS BANCORPORATION
Press Release – Page 12
October 20, 2014

Allowance for Credit Losses
(Unaudited)

	Three Months Ended
(Amounts in thousands)	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
Allowance for Loan Losses
Balance at beginning of period	$675,907	$736,953	$746,291	$797,523	$813,912
Add:
Provision for losses	(54,643)	(54,416)	(610)	(30,538)	(5,573)
Adjustment for FDIC-supported/PCI loans	(25)	(444)	(817)	(1,481)	(2,118)
Deduct:
Gross loan and lease charge-offs	(26,471)	(23,400)	(20,795)	(37,405)	(22,826)
Recoveries	15,509	17,214	12,884	18,192	14,128
Net loan and lease charge-offs	(10,962)	(6,186)	(7,911)	(19,213)	(8,698)
Balance at end of period	$610,277	$675,907	$736,953	$746,291	$797,523

Ratio of allowance for loan losses to loans and leases, at period end	1.54%	1.71%	1.88%	1.91%	2.08%

Ratio of allowance for loan losses to nonperforming loans, at period end	198.64%	192.32%	183.47%	183.54%	169.13%

Annualized ratio of net loan and lease charge-offs to average loans	0.11%	0.06%	0.08%	0.20%	0.09%

Reserve for Unfunded Lending Commitments
Balance at beginning of period	$95,472	$88,693	$89,705	$84,147	$104,082
Provision charged (credited) to earnings	(16,095)	6,779	(1,012)	5,558	(19,935)
Balance at end of period	$79,377	$95,472	$88,693	$89,705	$84,147

Total Allowance for Credit Losses
Allowance for loan losses	$610,277	$675,907	$736,953	$746,291	$797,523
Reserve for unfunded lending commitments	79,377	95,472	88,693	89,705	84,147
Total allowance for credit losses	$689,654	$771,379	$825,646	$835,996	$881,670

Ratio of total allowance for credit losses to loans and leases outstanding, at period end	1.74%	1.95%	2.11%	2.14%	2.30%

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ZIONS BANCORPORATION
Press Release – Page 13
October 20, 2014

Nonaccrual Loans by Portfolio Type
(Excluding FDIC-Supported/PCI Loans)
(Unaudited)

(In millions)	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013

Loans held for sale	$—	$29	$—	$—	$—

Commercial:
Commercial and industrial	88	83	109	98	100
Leasing	1	1	1	1	1
Owner occupied	98	101	127	136	158
Municipal	8	9	10	10	10
Total commercial	195	194	247	245	269

Commercial real estate:
Construction and land development	25	23	29	29	65
Term	30	44	59	60	61
Total commercial real estate	55	67	88	89	126

Consumer:
Home equity credit line	12	11	10	9	8
1-4 family residential	43	45	48	53	58
Construction and other consumer real estate	2	2	3	4	4
Bankcard and other revolving plans	—	1	1	1	1
Other	—	—	1	1	1
Total consumer	57	59	63	68	72
Subtotal nonaccrual loans	307	320	398	402	467
Total nonaccrual loans	$307	$349	$398	$402	$467

Net Charge-Offs by Portfolio Type
(Unaudited)

	Three Months Ended
(In millions)	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
Commercial:
Commercial and industrial	$9	$7	$1	$15	$2
Leasing	—	—	(1)	—	—
Owner occupied	2	(2)	2	1	2
Municipal	—	—	—	—	—
Total commercial	11	5	2	16	4

Commercial real estate:
Construction and land development	(2)	(3)	(2)	(3)	(1)
Term	2	3	7	5	3
Total commercial real estate	—	—	5	2	2

Consumer:
Home equity credit line	—	1	—	—	1
1-4 family residential	(1)	(1)	1	—	1
Construction and other consumer real estate	—	—	(1)	—	—
Bankcard and other revolving plans	1	—	2	1	1
Other	—	1	(1)	—	—
Total consumer loans	—	1	1	1	3
Total net charge-offs	$11	$6	$8	$19	$9

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ZIONS BANCORPORATION
Press Release – Page 14
October 20, 2014

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES
(Unaudited)

	Three Months Ended
	September 30, 2014		June 30, 2014		March 31, 2014
(In thousands)	Average balance	Average rate	Average balance	Average rate	Average balance	Average rate
ASSETS
Money market investments	$8,489,153	0.26%	$7,500,554	0.26%	$8,137,123	0.26%
Securities:
Held-to-maturity	612,244	5.13%	600,392	5.37%	587,473	5.65%
Available-for-sale	3,383,618	2.10%	3,355,710	2.12%	3,470,983	2.48%
Trading account	50,970	3.14%	66,929	3.39%	58,543	3.34%
Total securities	4,046,832	2.57%	4,023,031	2.63%	4,116,999	2.95%

Loans held for sale	124,347	3.76%	113,569	3.61%	157,170	3.61%

Loans [1]:
Loans and leases	39,370,925	4.24%	39,271,351	4.28%	38,805,192	4.30%
FDIC-supported/PCI loans	196,864	19.60%	272,762	23.01%	319,695	29.35%
Total loans	39,567,789	4.33%	39,544,113	4.41%	39,124,887	4.51%
Total interest-earning assets	52,228,121	3.53%	51,181,267	3.66%	51,536,179	3.71%
Cash and due from banks	861,798		922,421		1,040,906
Allowance for loan losses	(674,590)		(734,517)		(745,671)
Goodwill	1,014,129		1,014,129		1,014,129
Core deposit and other intangibles	29,535		32,234		35,072
Other assets	2,668,896		2,620,739		2,552,965
Total assets	$56,127,889		$55,036,273		$55,433,580

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
Savings and money market	$23,637,158	0.16%	$23,479,755	0.15%	$22,908,201	0.16%
Time	2,466,552	0.45%	2,507,489	0.47%	2,560,283	0.49%
Foreign	254,549	0.16%	258,234	0.17%	1,751,910	0.20%
Total interest-bearing deposits	26,358,259	0.19%	26,245,478	0.18%	27,220,394	0.19%
Borrowed funds:
Federal funds and other short-term borrowings	176,383	0.12%	261,011	0.10%	249,043	0.11%
Long-term debt	1,878,247	6.57%	2,038,810	6.84%	2,237,457	6.93%
Total borrowed funds	2,054,630	6.01%	2,299,821	6.07%	2,486,500	6.25%
Total interest-bearing liabilities	28,412,889	0.61%	28,545,299	0.66%	29,706,894	0.70%
Noninterest-bearing deposits	19,932,040		19,212,574		18,557,992
Other liabilities	557,604		529,716		569,361
Total liabilities	48,902,533		48,287,589		48,834,247
Shareholders’ equity:
Preferred equity	1,004,012		1,003,988		1,003,970
Common equity	6,221,344		5,744,696		5,595,363
Total shareholders’ equity	7,225,356		6,748,684		6,599,333
Total liabilities and shareholders’ equity	$56,127,889		$55,036,273		$55,433,580

Spread on average interest-bearing funds		2.92%		3.00%		3.01%

Net yield on interest-earning assets		3.20%		3.29%		3.31%
1 Net of unearned income and fees, net of related costs. Loans include nonaccrual and restructured loans.

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ZIONS BANCORPORATION
Press Release – Page 15
October 20, 2014

CDO Investments – Selected Information Stratified into Performing
Tranches Without Credit Impairment and Nonperforming Tranches

	September 30, 2014
					Net unrealized (losses) gains recognized in AOCI [1]	Weighted average discount rate [2]	% of carrying value to par
(Amounts in millions)	No. of tranches	Par amount	Amortized cost	Carrying value
Performing CDOs
Predominantly bank CDOs	19	$497	$462	$379	$(83)	4.6%	76%
Insurance CDOs	2	41	39	40	1	1.4%	98%
Total performing CDOs	21	538	501	419	(82)	4.3%	78%

Nonperforming CDOs [3]
CDOs credit impaired prior to last 12 months	16	363	237	168	(69)	3.8%	46%
CDOs credit impaired during last 12 months	3	31	25	18	(7)	4.9%	58%
Total nonperforming CDOs	19	394	262	186	(76)	3.9%	47%

Total CDOs	40	$932	$763	$605	$(158)	4.1%	65%

1 Amounts presented are pretax.
2 Margin over related LIBOR index.
3 Defined as either deferring current interest (“PIKing”) or OTTI.

CDO Investments – Changes in Selected Information

	Changes from June 30, 2014 to September 30, 2014
					Decrease (increase) in net unrealized losses recognized in AOCI	Weighted average discount rate	% of carrying value to par
(Amounts in millions)	No. of tranches	Par amount	Amortized cost	Carrying value
Performing CDOs
Predominantly bank CDOs	(4)	$(142)	$(118)	$(99)	$19	(0.6)%	1%
Insurance CDOs	—	(1)	(1)	(1)	—	0.1%	—%
Total performing CDOs	(4)	(143)	(119)	(100)	19	(0.6)%	2%

Nonperforming CDOs
CDOs credit impaired prior to last 12 months	(5)	(97)	(59)	(41)	18	(0.7)%	1%
CDOs credit impaired during last 12 months	(2)	(36)	(29)	(20)	9	(0.6)%	1%
Total nonperforming CDOs	(7)	(133)	(88)	(61)	27	(0.7)%	—%

Total CDOs	(11)	$(276)	$(207)	$(161)	$46	(0.7)%	2%

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ZIONS BANCORPORATION
Press Release – Page 16
October 20, 2014

GAAP to Non-GAAP Reconciliations
(Unaudited)

(Amounts in thousands)	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
Tangible Book Value per Common Share

Total shareholders’ equity (GAAP)	$7,322,159	$6,700,090	$6,586,216	$6,464,563	$6,332,809
Preferred stock	(1,004,006)	(1,004,006)	(1,003,970)	(1,003,970)	(1,003,970)
Goodwill	(1,014,129)	(1,014,129)	(1,014,129)	(1,014,129)	(1,014,129)
Core deposit and other intangibles	(28,160)	(30,826)	(33,562)	(36,444)	(39,667)
Tangible common equity (non-GAAP) (a)	$5,275,864	$4,651,129	$4,534,555	$4,410,020	$4,275,043

Common shares outstanding (b)	202,898	185,113	184,895	184,678	184,600

Tangible book value per common share (non-GAAP) (a/b)	$26.00	$25.13	$24.53	$23.88	$23.16

	Three Months Ended
(Amounts in thousands)	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
Tangible Return on Average Tangible Common Equity

Net earnings (loss) applicable to common shareholders (GAAP)	$79,127	$104,490	$76,190	$(59,437)	$209,707

Adjustments, net of tax:
Amortization of core deposit and other intangibles	1,690	1,735	1,827	2,046	2,268
Net earnings (loss) applicable to common shareholders, excluding the effects of the adjustments, net of tax (non-GAAP) (a)	$80,817	$106,225	$78,017	$(57,391)	$211,975

Average common equity (GAAP)	$6,221,344	$5,744,696	$5,595,363	$5,233,422	$5,190,073
Average goodwill	(1,014,129)	(1,014,129)	(1,014,129)	(1,014,129)	(1,014,129)
Average core deposit and other intangibles	(29,535)	(32,234)	(35,072)	(38,137)	(41,751)
Average tangible common equity (non-GAAP) (b)	$5,177,680	$4,698,333	$4,546,162	$4,181,156	$4,134,193

Number of days in quarter (c)	92	91	90	92	92
Number of days in year (d)	365	365	365	365	365

Tangible return on average tangible common equity (non-GAAP) (a/b/c*d)	6.19%	9.07%	6.96%	(5.45)%	20.34%

This press release presents the non-GAAP financial measures previously shown. The adjustments to reconcile from the applicable GAAP financial measures to the non-GAAP financial measures are included where applicable in financial results presented in accordance with GAAP. The Company considers these adjustments to be relevant to ongoing operating results.
The Company believes that excluding the amounts associated with these adjustments to present the non-GAAP financial measures provides a meaningful base for period-to-period and company-to-company comparisons, which will assist investors and analysts in analyzing the operating results of the Company and in predicting future performance. These non-GAAP financial measures are used by management and the Board of Directors to assess the performance of the Company’s business for evaluating bank reporting segment performance, for presentations of Company performance to investors, and for other reasons as may be requested by investors and analysts. The Company further believes that presenting these non-GAAP financial measures will permit investors and analysts to assess the performance of the Company on the same basis as that applied by management and the Board of Directors.
Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although non-GAAP financial measures are frequently used by stakeholders to evaluate a company, they have limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of results reported under GAAP.

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